UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 7, 2007 (May 1, 2007)

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

107 Audubon Road, #5
Wakefield, Massachusetts 01880
(Address of Principal Executive Offices, including Zip Code)

(781) 246-0700
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

The information set forth in Item 2.01 is incorporated herein by this reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The following describes certain of the material terms of the Transaction (as defined below). The description below is not a complete description of the material terms of the Transaction and is qualified in its entirety by reference to the agreements entered into in connection with the Transaction which are included as exhibits to this Current Report on Form 8-k:

On May 1, 2007, Implant Sciences Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) to sell substantially all of the assets (the “Transaction”) of its subsidiary, Accurel Systems International Corporation (“Accurel), a California corporation, to Evans Analytical Group LLC, a Delaware limited liability company (“Evans”). Evans acquired all of the fixed assets and accounts receivable of the Company. The total purchase price of the Transaction was approximately $12,705,000. Cash transaction costs are estimated to be approximately $929,000. In addition, the Company will issue a warrant to purchase 350,000 shares of the Company’s common stock to Legend Merchant Group, our investment banker involved with this Transaction, at a price of $2.00 per share.

In connection with the Transaction, we entered into an escrow agreement (the “Escrow Agreement”) with Evans, Accurel, and Zions First National Bank.  Pursuant to the Escrow Agreement, Evans deposited $1,000,000 (the “Escrow Amount”) of the total purchase price for the assets into an escrow account.  Any valid claims for indemnification made by Evans pursuant to section 6.3 of the Purchase Agreement shall be drawn from this sum. The Escrow Agreement provides, subject to any claims of indemnifications, for a release of $500,000 on approximately each of March 31, 2008 and March 31, 2009.

Also in connection with the Transaction, we entered into a Non-competition and Nondisclosure Agreement (the “NCD”) with Evans whereby we agreed not to engage in any business that directly competes with the business of Accurel. In addition, the NCD prohibits us from disclosing any confidential information concerning the business of Accurel. The NCD will remain in effect for five years from the date of its execution.
In addition, the Company repaid a $1,500,000 secured term note, plus accrued interest, issued to Laurus Master Fund, Ltd. on December 29, 2006.

Reference is made to each of the Asset Purchase, NCD and Escrow Agreement which are being filed as an Exhibit to this Form 8-K. All statements made with respect to the transaction discussed in this Item 2.01 are qualified by such reference.

Item 7.01. Regulation FD Disclosure.

On May 2, 2007, the Company issued a press release announcing completion of the Transaction described in Item 2.01 above.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

10.1	Form of Asset Purchase Agreement dated May 1, 2007 by and among the Company, Accurel and Evans Analytical Group, LLC.
10.2	Form of the Non-Competition and Non-Disclosure Agreement, dated May 1, 2007 by and among the Company, Accurel and Evans Analytical Group, LLC
10.3	Form of the Escrow Agreement dated May 1, 2007 by and among the Company, Accurel, Evans Analytical Group LLP and Zions First National Bank
99.1	Press Release of the Company, dated May 2, 2007.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).